UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 22, 2022

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 22, 2022, Extra Space Storage LP (the “Issuer”), Extra Space Storage Inc. (the “Company”), ESS Holdings Business Trust I (“EHBT I”) and ESS Holdings Business Trust II (“EHBT II” and, together with the EHBT I and the Company, the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), with respect to an underwritten public offering of $400 million aggregate principal amount of the Issuer’s 3.900% senior notes due 2029 (the “Notes”). The Notes will be fully and unconditionally guaranteed by the Guarantors. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full text of the Underwriting Agreement. The press release announcing the pricing of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in from time to time, investment banking and other commercial dealings in the ordinary course of business with the Company, for which they have received customary fees and commissions. In addition, affiliates of certain of the Underwriters are lenders under the Company’s senior unsecured lines of credit. The Company intends to use the net proceeds from the offering to fund potential acquisition opportunities, to repay amounts outstanding from time to time under its lines of credit, and for other general corporate and working capital purposes, and to the extent that the Company uses any of the net proceeds from the offering to repay indebtedness, such Underwriters or their affiliates will receive their proportionate share of any amount of the outstanding borrowings that is repaid with the net proceeds from the offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 22, 2022, among Extra Space Storage Inc., Extra Space Storage LP, ESS Holdings Business Trust I, ESS Holdings Business Trust II, and BofA Securities, Inc., Citigroup Global Markets Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named therein.

99.1	Press Release issued by Extra Space Storage Inc. on March 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: March 23, 2022	By	/s/ Gwyn McNeal
Name: Gwyn McNeal
Title: Executive Vice President and Chief Legal Officer